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                                                                    EXHIBIT 15.1

November 8, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We are aware that our report dated October 16, 2002, on our review of interim financial information of Visteon Corporation (the "Company") as of and for the period ended September 30, 2002, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (No. 333-85406) and Form S-8 (Nos. 333-39756, 333-39758, 333-40202 and 333-87794).


Very truly yours,


PricewaterhouseCoopers LLP